                                                                    EXHIBIT 21.1

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
                                                            STATE or
                                                        JURISDICTION of          PERCENT of
                                                         INCORPORATION           OWNERSHIP
                                                      -------------------        ----------
   Bird Life Design Corporation                            California               100%
   Bird Products Corporation                               California               100%
   Grason-Stadler, Inc.                                  Massachusetts              100%
   Nicolet Biomedical Japan Inc.                             Japan                  100%
   Nicolet Biomedical Ltd.                                  England                 100%
   Nicolet Vascular Inc.                                    Delaware                100%
   SensorMedics Corporation                                 Delaware                100%
      Erich Jaeger Holding Deutschland GmbH                 Germany                 100%
         Erich Jaeger GmbH                                  Germany                 100%
            HMS                                             Germany                 100%
            Erich Jaeger Inc.                               Delaware                100%
            Sensormedics B.V.                             Netherlands               100%
               Erich Jaeger Benelux B.V.                  Netherlands               100%
         Erich Jaeger Ges.m.H.                              Austria                 100%
         Erich Jaeger U.K. Ltd.                             England                 100%
         Nicolet EME GmbH                                   Germany                 100%
         SensorMedics GmbH                                  Germany                 100%
      Medical Data Electronics, Inc.                        Delaware                100%
   Tecomet Inc.                                          Massachusetts              100%
   Thermo Biomedical Export Inc.                            Barbados                100%
   VIASYS Healthcare S.A.R.L.                                France                 100%
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